As filed with the Securities and Exchange Commission on May 3, 2018

File No. 333-224621

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Sigma Labs, Inc.

(Exact name of registrant as specified in its charter)

Nevada	3990	27-1865814
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

John Rice
Interim Chief Executive Officer
3900 Paseo del Sol	Sigma Labs, Inc.
Santa Fe, New Mexico 87507	3900 Paseo del Sol
(505) 438-2576	Santa Fe, New Mexico 87507
(Address, including zip code and telephone	(505) 438-2576
number, including area code, of registrant’s	(Name, address, including zip code and telephone
principal executive offices)	number, including area code, of agent for service)

Copies to:
William D. Gould

Darren T. Freedman

TroyGould PC

1801 Century Park East, 16th Floor

Los Angeles, California 90067

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement, as shall be determined by the selling stockholders identified herein.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [  ]

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]	Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X] Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share, underlying Series B Preferred Stock	1,000,000	(2)(3)	$1.15	(5)	$1,150,000	$143.18

Common Stock, par value $0.001 per share, underlying warrants	890,000	(2)(4)	$1.47	(6)	$1,308,300	$162.88
Total	1,890,000				$1,308,300	$306.06	(7)

(1)	In the event of a stock split, reverse stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be adjusted to cover the additional shares of stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.
(2)	The shares of common stock are being registered for resale by the selling stockholders named in the registration statement.
(3)	Represents the registrant’s estimate of the maximum number of shares issuable upon conversion of the registrant’s Series B Preferred Stock held by the selling stockholders.
(4)	Represents the registrant’s estimate of the maximum number of shares issuable upon exercise of warrants held by the selling stockholders.
(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The calculation of the proposed maximum aggregate offering price is based on the average of the high and low sales price for the common stock as reported on The NASDAQ Capital Market on May 1, 2018.
(6)	Pursuant to Rule 457(g) under the Securities Act, as amended, calculated based upon the exercise price of the warrants, which is $1.47 per share, held by the selling stockholders.
(7)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Sigma Labs, Inc. is filing this Amendment No. 1 (the “Amendment”) to its Registration Statement on Form S-1, File No. 333-224621 (the “Registration Statement”), as an exhibits only filing to file as exhibits the XBRL documents that inadvertently were omitted from the Registration Statement that was filed on May 2, 2018. Accordingly, this Amendment consists only of the facing page of the Registration Statement, this explanatory note, Part II of the Registration Statement, the signature pages to the Registration Statement and the filed exhibits. The preliminary prospectus has not changed and has been omitted from this Amendment.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We estimate that expenses in connection with the distribution described in this registration statement (other than brokerage commissions, discounts or other expenses relating to the sale of the shares by the selling stockholders) will be as set forth below. We will pay all of the expenses with respect to the distribution, and such amounts, with the exception of the Securities and Exchange Commission registration fee, are estimates.

SEC registration fee	$306.06
Accounting fees and expenses	5,000
Legal fees and expenses	10,000
Printing and related expenses	2,500
Miscellaneous	2,500
Total	$20,306.06

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our amended and restated articles of incorporation provide there shall be no personal liability of a director or an officer to the Company or our stockholders for damages for breach of fiduciary duty as a director or an officer, subject to specified exceptions.

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify a present or former director, officer, employee or agent of the corporation, or of another entity or enterprise for which such person is or was serving in such capacity at the request of the corporation, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, except an action by or in the right of the corporation, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection therewith, arising by reason of such person’s service in such capacity if such person (1) is not liable pursuant to Section 78.138 of the Nevada Revised Statutes, which sets forth standards for the conduct of directors and officers, or (2) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to a criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions brought by or in the right of the corporation, however, no indemnification may be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.751 of the Nevada Revised Statutes permits any discretionary indemnification under Section 78.7502 of the Nevada Revised Statutes, unless ordered by a court or advanced to a director or officer by the corporation in accordance with the Nevada Revised Statutes, to be made by a corporation only as authorized in each specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. Such determination must be made (1) by the stockholders, (2) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (3) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or (4) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Our amended and restated bylaws require us to indemnify our directors and officers in a manner that is consistent with the provisions of Nevada law described in the preceding two paragraphs. We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Nevada law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in the right of us, arising out of the person’s services as a director or executive officer.

Insofar as indemnification for liabilities for damages arising under the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provision, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

On March 17, 2016, we issued 1,540 shares of common stock to a consultant as compensation for services to be rendered valued at $15,000 or $9.74 per share. The foregoing shares were issued in reliance upon an exemption from the registration requirements pursuant to Section 4(2) of the Securities Act.

On April 17, 2016, we issued 1,765 shares of common stock to a consultant as compensation for services to be rendered valued at $15,000 or $8.50 per share. The foregoing shares were issued in reliance upon an exemption from the registration requirements pursuant to Section 4(2) of the Securities Act.

On May 18, 2016, we issued 1,230 shares of common stock to a consultant as compensation for services to be rendered valued at $7,500 or $6.10 per share. The foregoing shares were issued in reliance upon an exemption from the registration requirements pursuant to Section 4(2) of the Securities Act.

On June 18, 2016, we issued 2,515 shares of common stock to a consultant as compensation for services to be rendered valued at $7,500 or $5.96 per share. The foregoing shares were issued in reliance upon an exemption from the registration requirements pursuant to Section 4(2) of the Securities Act.

On July 18, 2016, we issued 2,084 shares of common stock to a consultant as compensation for services to be rendered valued at $12,500 or $6.00 per share. The foregoing shares were issued in reliance upon an exemption from the registration requirements pursuant to Section 4(2) of the Securities Act.

On October 19, 2016, we issued to two accredited investors secured convertible notes in the aggregate principal amount of $1,000,000 and warrants to purchase up to 80,000 shares of our common stock. The foregoing securities were issued in reliance upon an exemption from the registration requirements pursuant to Section 4(2) of the Securities Act.

On October 6, 2017, pursuant to an advisory agreement with the underwriter of our most recent public offering, we issued such underwriter a total of 141,000 shares of our common stock in exchange for the surrender by such underwriter of its Unit Purchase Option to acquire up to 70,500 Units. The foregoing shares were issued in reliance upon an exemption from the registration requirements pursuant to Section 3(a)(9)of the Securities Act.

In December 2017, we issued a total of 260,278 shares of our common stock to two investors upon conversion and exercise of a portion of the convertible notes and warrants, respectively held by such investors. The foregoing securities were issued in reliance upon an exemption from the registration requirements pursuant to Section 4(2) of the Securities Act.

On April 6, 2018, we issued to two accredited investors Series B Preferred Stock that is convertible into up to an aggregate of 1,000,000 shares of our common stock, and we issued warrants to purchase up to 890,000 shares of our common stock. The foregoing securities were issued in reliance upon an exemption from the registration requirements pursuant to Section 4(2) of the Securities Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

See the Exhibit Index on the page immediately following the signature page for a list of exhibits filed as part of this Registration Statement on Form S-1.

All financial statement schedules are omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or the notes thereto.

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ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that, (1) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective, and (2) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Santa Fe, New Mexico, on May 3, 2018 .

SIGMA LABS, INC.

By:	/s/ John Rice
John Rice
Interim Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John Rice	Interim Chief Executive Officer (Principal Executive Officer) and Director	May 3, 2018
John Rice

/s/ Nannette Toups	Chief Financial Officer (Principal Financial and Accounting Officer)	May 3, 2018
Nannette Toups

*	Director	May 3, 2018
Salvatore Battinelli

*	Director	May 3, 2018
Dennis Duitch

*	Director	May 3, 2018
Frank Garofalo

*	Director	May 3, 2018
Kent Summers

*By:	/s/ John Rice
John Rice
Attorney-in-Fact

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EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of February 15, 2017, between the Company and Dawson James Securities, Inc. (filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K filed February 21, 2017, and incorporated herein by reference).
3.1	Amended and Restated Articles of Incorporation of the Company, as amended (filed as Exhibit 3.1 to the Company’s Form 10-K, filed April 17, 2018, for the fiscal year ended December 31, 2017, and incorporated herein by reference).
3.2	Certificate of Correction to Amended and Restated Articles of Incorporation, as filed with the Nevada Secretary of State on May 25, 2011 (filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed June 1, 2011, and incorporated herein by reference).
3.3	Articles of Merger (filed as Exhibit 3.3 to the Company’s Form 10-K, filed on March 16, 2016, for the fiscal year ended December 31, 2015, and incorporated herein by reference).
3.4	Certificate of Change Pursuant to NRS 78.209 (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed March 21, 2016, and incorporated herein by reference).
3.5	Certificate of Change Pursuant to NRS 78.209 (filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed February 21, 2017, and incorporated herein by reference).
3.6	Certificate of Designation of Rights, Preference and Privileges of Series A Convertible Preferred Stock (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed February 21, 2017, and incorporated herein by reference).
3.7	Certificate of Designation of Rights, Preference and Privileges of Series B Convertible Preferred Stock (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed April 6, 2018, and incorporated herein by reference).
3.8	Amended and Restated Bylaws of the Company, as amended (filed as Exhibit 3.1 to the Company’s Form 10-Q filed November 14, 2017, for the period ended September 30, 2017, and incorporated herein by reference).
4.1	Warrant Agency Agreement, dated as of February 15, 2017, between the Company and Interwest Transfer Co., Inc. (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed February 21, 2017, and incorporated herein by reference).
4.2	Form of Warrant Certificate (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed February 21, 2017, and incorporated herein by reference).
4.3	Form of Common Stock Purchase Warrant (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed April 6, 2018, and incorporated herein by reference).
4.4	Form of Placement Agent Warrants (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed April 6, 2018, and incorporated herein by reference).
5.1	Opinion of TroyGouldPC (filed as Exhibit 5.1 to the Company’s Registration Statement on Form S-1, File No. 333-224621, filed on May 2, 2018, and incorporated herein by reference)
10.1	Asset Purchase Agreement dated April 17, 2010 between B6 Sigma, Inc. and Technology Management Company, Inc. (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K/A filed November 12, 2010, and incorporated herein by reference).
10.2	2011 Equity Incentive Plan adopted by the Board of Directors as of March 9, 2011 (filed as Exhibit 10.1 to the Company’s Form 10-Q, filed on May 16, 2011, for the period ended March 31, 2011, and incorporated herein by reference).*
10.3	2013 Equity Incentive Plan adopted by the Board of Directors as of March 15, 2013 (filed as Exhibit 10.9 to the Company’s Form 10-K, filed on April 16, 2013, for the fiscal year ended December 31, 2012, and incorporated herein by reference).*
10.4	Form of Nonqualified Stock Option Agreement for the 2013 Equity Incentive Plan (filed as Exhibit 4.2 to the Company’s Form S-8 Registration Statement, filed on July 24, 2014, and incorporated herein by reference).*
10.5	Form of Incentive Stock Option Agreement for the 2013 Equity Incentive Plan (filed as Exhibit 4.3 to the Company’s Form S-8 Registration Statement, filed on July 24, 2014, and incorporated herein by reference).*
10.6	Form of Restricted Stock Agreement for the 2013 Equity Incentive Plan (filed as Exhibit 4.4 to the Company’s Form S-8 Registration Statement, filed on July 24, 2014, and incorporated herein by reference).*

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10.7	Employment Agreement, dated as of July 21, 2014, between Sigma Labs, Inc. and Amanda Cola, as amended as of July 21, 2015 (Filed as Exhibit 10.11 to the Company’s Form 10-K, filed on March 16, 2016, for the fiscal year ended December 31, 2015, and incorporated herein by reference).*
10.8	Employment Offer Letter Agreement, effective August 10, 2015, between Sigma Labs, Inc. and Ronald Fisher (Filed as Exhibit 10.12 to the Company’s Form 10-K, filed on March 16, 2016, for the fiscal year ended December 31, 2015, and incorporated herein by reference).*
10.9	Amendment to Sigma Labs, Inc.’s 2013 Equity Incentive Plan. (Filed as Exhibit 10.2 to the Company’s Form 10-Q, filed on May 12, 2016, for the period ended March 31, 2016, and incorporated herein by reference).*
10.10	Amendment to Sigma Labs, Inc.’s 2013 Equity Incentive Plan (filed as Exhibit 10.10 to the Company’s Form 10-K filed on March 31, 2017, for the fiscal year ended December 31, 2016 and incorporated herein by reference).*
10.11	Amendment to Sigma Labs, Inc.’s 2013 Equity Incentive Plan (filed as Exhibit 4.3 to the Company’s Form S-8 Registration Statement, filed on December 29, 2017, and incorporated herein by reference).*
10.12	Amendment to Sigma Labs, Inc.’s 2013 Equity Incentive Plan (filed as Exhibit 4.4 to the Company’s Form S-8 Registration Statement, filed on December 29, 2017, and incorporated herein by reference).*
10.13	Form of Indemnification Agreement for directors and officers of Sigma Labs, Inc. (filed as Exhibit 10.12 to the Company’s Registration Statement on Form S-1, filed on July 28, 2016, and incorporated herein by reference).*
10.14	Securities Purchase Agreement, dated as of October 17, 2016, by and among Sigma Labs, Inc. and the investors named therein (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed October 20, 2016, and incorporated herein by reference).
10.15	Employment Letter Agreement, effective July 18, 2016, between Sigma Labs, Inc. and Murray Williams. (filed as Exhibit 10.2 to the Company’s Form 10-Q, filed on August 11, 2016, for the period ended June 30, 2016, and incorporated herein by reference).*
10.16	Form of Secured Convertible Note issued as of October 17, 2016 (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed October 20, 2016, and incorporated herein by reference).
10.17	Registration Rights Agreement, dated as of October 17, 2016, by and among Sigma Labs, Inc. and the investors named therein (filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed October 20, 2016, and incorporated herein by reference).
10.18	Security Agreement, dated as of October 17, 2016, by and between Sigma Labs, Inc. and L 1 Capital Global Opportunities Master Fund Ltd, in its capacity as Collateral Agent (filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed October 20, 2016, and incorporated herein by reference).
10.19	Form of Warrant issued to investors in connection with Securities Purchase Agreement dated October 17, 2016 (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed October 20, 2016, and incorporated herein by reference).
10.20	Amended and Restated Employment Agreement, dated as of July 24, 2017, between Sigma Labs, Inc. and Mark J. Cola. (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed July 27, 2017 and incorporated herein by reference).*
10.21	Summary of unwritten Employment Agreement between Sigma Labs, Inc. and John Rice entered into on August 8, 2017 (filed as Exhibit 10.2 to the Company’s Form 10-Q, filed on November 14, 2017, for the period ended September 30, 2017, and incorporated herein by reference).*
10.22	Employment Letter Agreement, effective as of September 28, 2017, between Sigma Labs, Inc. and Nannette Toups (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 20, 2017 and incorporated herein by reference).*
10.23	Amendment No. 1, dated September 18, 2017, to Employment Offer Letter Agreement, effective August 10, 2015, between Sigma Labs, Inc. and Ronald Fisher (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on September 20, 2017 and incorporated herein by reference).*
10.24	Amendment No. 2, dated February 21, 2018, to Employment Offer Letter Agreement between the Company and Ronald Fisher (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 27, 2018 and incorporated herein by reference).*
10.25	Form of Amendment of Warrant and Note, entered into as of September 29, 2017, between the Company and the Holders named therein (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 5, 2017 and incorporated herein by reference).
10.26	Securities Purchase Agreement, dated as of April 6, 2018, between Sigma Labs, Inc. and the Purchasers thereunder (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 6, 2018 and incorporated herein by reference).

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23.1	Consent of Pritchett, Siler & Hardy, P.C. (filed as Exhibit 23.1 to the Company’s Registration Statement on Form S-1, File No. 333-224621, filed on May 2, 2018, and incorporated herein by reference)
23.2	Consent of Haynie & Company.(filed as Exhibit 23.2 to the Company’s Registration Statement on Form S-1, File No. 333-224621, filed on May 2, 2018, and incorporated herein by reference)
23.3	Consent of TroyGould PC (included in Exhibit 5.1).
24.1	Powers of Attorney (filed on May 2, 2018 on the signature page of the Company’s Registration Statement on Form S-1, File No. 333-224621, and incorporated herein by reference).

101.INS++	XBRL Instance Document. **
101.SCH++	XBRL Taxonomy Extension Schema Document. **
101.CAL++	XBRL Taxonomy Extension Calculation Linkbase Document. **
101.DEF++	XBRL Taxonomy Extension Definition Linkbase Document. **
101.LAB++	XBRL Taxonomy Extension Label Linkbase Document. **
101.PRE++	XBRL Taxonomy Extension Presentation Linkbase Document. **

* Indicates a management contract or compensatory plan or arrangement.

** Filed with this Amendment No. 1 to the Registration Statement on Form S-1 .

++ Pursuant to applicable securities laws and regulations, the Registrant is deemed to have complied with the reporting obligation relating to the submission of interactive data files in such exhibits and is not subject to liability under any anti-fraud provisions of the federal securities laws as long as the Registrant has made a good faith attempt to comply with the submission requirements and promptly amends the interactive data files after becoming aware that the interactive data files fails to comply with the submission requirements. These interactive data files are deemed not filed or part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended, are deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and otherwise are not subject to liability under these sections.

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